Exhibit 10.1

AMENDMENT No. 1 TO THE
PURCHASE CONTRACT
EXECUTED ON JANUARY 15, 2015

THIS AMENDMENT NO. 1 TO THE PURCHASE CONTRACT EXECUTED ON JANUARY 15, 2015 is made as of January 30, 2015.

BETWEEN:

JTB REAL ESTATE LLLP a limited liability limited partnership formed in accordance with the laws of State of Arizona, and represented by its General Partner, TBJ LLC, an Arizona limited liability corporation
 (the “Seller”)

AND:

MEDICAN ENTERPRISES, INC. a company duly incorporated under the laws of Delaware and having its office at 3440 E Russell Road, Las Vegas, NV 89120

 (the “Buyer”)

WHEREAS:

A.
The Seller is the owner of fee simple title to an industrial building being approximately 7200 sq. ft. on approximately .83 acres of land in Phoenix, county of Maricopa in the State of Arizona, and having a civic address at 10040 N. Metro Parkway W., Phoenix, Arizona, 85051 and legally described as Lot 3, of METROCENTER TRACT 10, according to the plat of record in the office of the Country Recorder of Maricopa County, Arizona, recorded in Book 797 Maps, page 15 (the “Premises”); and

B.
On January 15, 2015, through a Purchase Contract (the “Original Purchase Contract”) the Seller agreed to sell and the Buyer agreed to purchase all of the Seller’s right, title, and interest in and to the Premises and all of the Seller’s right title and interest in the leasehold improvements owned by the Seller which are used in association with and are located on or about the Premises as at the Closing Date (defined in the original Agreement as January 30, 2015), on the terms and conditions set out in this Agreement; and

C.
The Seller and Buyer have agreed to extend the Closing Date as defined in the Original Purchase Contract from January 30, 2014 to February 18, 2015 to accommodate the requirements of the Buyer’s lender and to complete another appraisal of the Premises.

NOW THEREFORE, the Seller and Buyer agree to extend the Closing Date until February 18, 2015. All other provisions from the Original Purchase Contract shall remain unchanged.

IN WITNESS WHEREOF the parties have executed this Agreement.

EXECUTED by MEDICAN ENTERPRISES, INC. in the presence of: /s/ Witness	)))))))	MEDICAN ENTERPRISES, INC. per: /s/ Ken Williams Authorized Signatory

)))))))	JTB REAL ESTATE LLLP by its General Partner TBJ LLC /s/ Authorized Signatory